UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2026

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway NE, 8th Floor
Atlanta, Georgia 30328
(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

On August 19, 2026, Newell Brands Inc. (the “Company”) issued $600,000,000 of aggregate principal amount of 6.250% senior notes due 2031 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Company intends to use the net proceeds from the sale of the Notes to redeem in full its outstanding 6.375% senior notes due 2027 (the “2027 Notes”), pay related fees and expenses in connection with the offering and the redemption, and repay a portion of the amount outstanding under its five-year asset-based revolving credit facility, dated as of July 30, 2026. On August 18, 2026, the Company issued a supplemental notice to holders of the 2027 Notes announcing a redemption price for such 2027 Notes equal to 101.530%, or $1,015.30 per $1,000 aggregate principal amount of the 2027 Notes plus the accrued and unpaid interest to, but not including, the redemption date of August 20, 2026. Neither this Current Report on Form 8-K nor anything contained herein shall constitute a notice of redemption or an offer to redeem or purchase any of the outstanding 2027 Notes.

The Notes were issued pursuant to an Indenture, dated as of August 19, 2026, between the Company and U.S. Bank Trust Company, National Association (the “Indenture”). The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Company and include covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional debt, create or permit certain liens, redeem or repurchase certain debt, consummate certain asset sales, make certain loans and investments, consolidate, merge, or sell all or substantially all of the Company and its subsidiaries assets, enter into certain transactions with affiliates and pay distributions on, or redeem or repurchase the Company’s capital stock, subject in each case to certain qualifications and exceptions, including the termination of certain of these covenants upon the Notes receiving investment grade credit ratings.

If a specified event deemed to be a change of control of the Company and a ratings downgrade occur, the Company will be required to offer to repurchase all outstanding Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains customary events of default that include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to pay certain other indebtedness, certain events of bankruptcy, insolvency or reorganization, and failure to pay certain final judgments.

The Notes were issued in a transaction exempt from registration under the Securities Act and all state securities laws. The offer and sale of the Notes will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable securities laws of any state or other jurisdiction. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Copies of the Indenture and the form of the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated August 19, 2026, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 6.250% senior note due 2031 (included in Exhibit 4.1 hereof)

104	Cover Page Interactive Data File (formatted as inline XBRL and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: August 19, 2026	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary